UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2013

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2013, TeleCommunication Systems, Inc. (the "Company") entered into separate, privately-negotiated purchase agreements with existing noteholders pursuant to which it will retire, upon closing of the transactions, $9.9 million in aggregate principal of its outstanding 4.5% Convertible Senior Notes due in 2014 (the "Notes") at par plus 0.25%. The Company will use cash to fund the repurchases. The closing of the purchase transactions is expected to occur on July 19, 2013. Following these transactions, approximately $33.6 million in aggregate principal amount of the Notes will remain outstanding.

The foregoing description of the repurchase of the Notes, does not purport to be complete and is qualified in its entirety by reference to the Form of Purchase Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company issued a press release announcing the repurchase transactions, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Purchase Agreement.
99.1 Press release of TeleCommunication Systems, Inc. dated July 16, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

July 18, 2013	By:	/s/ Thomas M. Brandt, Jr.

Name: Thomas M. Brandt, Jr.
Title: Sr. Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Purchase Agreement
99.1	Press Release of TeleCommunication Systems, Inc. dated July 16, 2013